UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 18, 2005

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 694-7722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 18, 2005, Nautilus, Inc. (the “Company”) entered into a credit agreement with KeyBank National Association (“KeyBank”) as lender, administrative agent, lead arranger, and sole book runner, and with U.S. Bank National Association as lender. The credit agreement provides for a revolving credit facility to include revolving loans, letters of credit and swing loans for a maximum commitment amount of $65,000,000. The credit agreement includes an option to reduce the maximum commitment amount from time to time. The credit agreement includes a letter of credit sub-limit of $20,000,000 and swing line sub-limit of $10,000,000. The credit facility expires on November 17, 2010, however, letters of credit must be requested such that they mature on any date on or prior to October 18, 2010. The credit facility is intended for general corporate purposes, including working capital and permitted acquisitions.

The credit facility provides for either base rate or Eurodollar loans. Base rate loans bear interest at the Federal Funds Rate plus 0.50%, or prime rate, with a minimum borrowing of $1,000,000 increased in increments of $500,000. Eurodollar loans bear interest at LIBOR (1, 2, 3, or 6 month) plus a margin that varies based on a consolidated leverage ratio, with a minimum borrowing of $5,000,000 increased in increments of $1,000,000. Swing loans bear interest at a rate quoted by Key Bank as agent at the time they are requested at its cost of funds, plus the same margin that would apply at the time to Eurodollar loans. Swing loans are made in the minimum amount of $500,000 and mature on the earlier of fifteen days after they are made or November 17, 2010. The applicable interest rate for base rate, Eurodollar loans and swing loans increases by 2% if an event of default occurs.

The credit agreement contains certain financial and non-financial covenants which include but are not limited to a leverage ratio and fixed charge coverage ratio.

The credit agreement includes a springing security interest that takes effect if the consolidated leverage ratio equals or exceeds 2:00 to 1:00 and that covers substantially all personal property of Nautilus, Inc. and certain domestic subsidiaries, excluding intellectual property and assets of foreign subsidiaries.

Events of default under the terms of the agreement include but are not limited to the following:

•	With certain grace periods, the Company’s failure to pay when due and payable any interest, principal or other fee associated with any outstanding loan, facility, or other obligation;

•	The Company’s failure or omission to perform and observe certain financial and non-financial covenants;

•	Material misrepresentations or warranties made by the Company under the credit agreement;

•	The Company’s default in any payment due and owing under any other material indebtedness agreement; and

•	A change in control or any material adverse change or event with respect to the Company.

Subject to certain notice requirements and other conditions, upon an event of default the credit facility commitment shall automatically and immediately terminate and the principal of and interest then outstanding on all of the loans and other obligations shall become immediately due and payable.

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The terms of the direct financial obligation are summarized in Item 1.01 of this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC. (Registrant)

November 25, 2005	By:	/s/ William D. Meadowcroft
(Date)		William D. Meadowcroft, Chief Financial Officer, Secretary and Treasurer